EXHIBIT 99.1

FOR IMMEDIATE RELEASE

IDX SYSTEMS CORPORATION CONTACT                       ALLSCRIPTS, INC. CONTACT
Margo Happer                                          Ken Shore
Director - Investor Relations                         Vice.President-Marketing
802-864-1758 ext. 6169                                847-680-3515
margo_happer@idx.com                                  info@allscripts.com

CHANNELHEALTH CONTACT
Tracey Moran
Media Relations
802-863-5525 ext. 4272
tracey_moran@channelhealth.com



              ALLSCRIPTS TO ACQUIRE CHANNELHEALTH FROM IDX SYSTEMS
             AND COMPANIES TO ESTABLISH LONGTERM STRATEGIC ALLIANCE

CHICAGO,  IL and  BURLINGTON,  VT, July 13, 2000 --  Allscripts,  Inc.  (NASDAQ:
MDRX), a leading provider of point-of-care e-prescribing and productivity solutions for physicians, announced today its agreement to purchase ChannelHealth Incorporated, from IDX Systems Corporation (NASDAQ: IDXC), a leading healthcare information systems company. ChannelHealth provides a set of Internet-based clinical and productivity solutions for physicians that brings the power of the Internet to the practice of medicine. IDX will retain the Patient and e-Commerce Channels(TM), which were previously part of ChannelHealth, enabling IDX to integrate an Internet solution that leverages its core competencies in physician practice management systems.

STRATEGIC ALLIANCE: In addition to the acquisition, Allscripts and IDX have agreed to enter into a 10-year strategic alliance whereby Allscripts will become the exclusive provider of Internet and point-of-care clinical applications sold by IDX to physician practices, providing Allscripts access to IDX's current 118,000 physician practice management customers. This will position Allscripts to rapidly expand its growing base of over 10,000 physicians. Additionally, this will enable IDX to offer a broader product portfolio of practice management and clinical products., increasing the number of sales opportunities to new and existing customers.

The acquisition and alliance are expected to provide strategic benefits to both companies. For Allscripts, this transaction offers the potential to accelerate product distribution and enhance its point-of-care solutions. For IDX, the transaction positions it to increase its focus on its patient and e-commerce Web channels, while providing a strong point-of-care partner, and speeding time to market of an integrated solution for physicians.

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The combination of Allscripts and  ChannelHealth,  aligned with IDX, is expected to create clinical and financial value for physicians by providing point-of-care solutions that are designed to enable physicians to improve clinical decision making, increase productivity, and enhance the quality of patient care.

The agreement will enable physicians to access ChannelHealth's workflow modules via the same hand-held, wireless computer currently used for electronic prescribing, digital voice capture and customized patient care plans---the three main features of Allscripts' TouchScript(R) solution.

Under the terms of the deal, which is subject to regulatory and Allscripts' shareholder approval, Allscripts will acquire ChannelHealth in exchange for 8.6 million shares, or 21.3% of Allscripts stock on a pro forma fully diluted basis of which IDX will receive approximately 90%. The deal is expected to close in the fourth quarter of 2000.

"This acquisition, along with the long-term strategic partnership formed with IDX, will enable us to greatly enhance functionality and significantly increase the distribution of our physician solutions," commented Glen Tullman, Chairman and Chief Executive Officer of Allscripts, Inc. "Furthermore, we believe access to this premier customer base will enhance our e-Detailing(TM) and information product offerings. Simply put, we believe this positions us perfectly for long-term, sustainable growth."

IDX has a team of 60 sales and service executives who focus on their current base of 118,000 physicians. The customer base is mainly comprised of large physician group practices (more than 75 physicians) including a significant number of high volume prescribers and some of the country's most prestigious healthcare institutions.

"The sale of ChannelHealth's Physician Channel(TM), coupled with our strategic alliance, will allow us to more quickly bring to market a fully integrated suite of productivity tools and positions us to maximize IDX sales opportunities for core IDX products." said Rich Tarrant, Chairman and Chief Executive Officer of IDX. "With its focus on the point of care, a significant value proposition for physicians, and given its proven track record in successfully selling a hand-held wireless solution that physicians are actually using, Allscripts is an ideal partner. We are very excited to be working together and look forward to creating and jointly selling current and future point of care solutions to our base of premier healthcare institutions around the country."

With this agreement physicians will have access to the leading wireless, automated solution for addressing the most time consuming and labor-intensive physician activities - prescribing medications, dictating notes and capturing charges.

"The combination of Allscripts' point of care applications and ChannelHealth's suite of products is exactly what physicians have been requesting for years," stated Pam Pure, chief operating officer of ChannelHealth and the executive who will run the division for Allscripts. "They have also been asking for a solution that pays for itself through alternative revenue, which is available from the in-office dispensing component of Allscripts' medication management solution."

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About Allscripts

Allscripts, Inc. is the leading provider of innovative point-of-care medication management and productivity enhancing solutions designed to meet the needs of physician practices and managed care payers and plans. The Company's TouchScript software provides easy-to-use electronic prescribing that reduces medication errors and uses the Internet to route transactions to local retail, mail order and Internet pharmacies and managed care organizations. The Personal Prescriber is based on the Hewlett-Packard (NYSE: HWP) Jornada 600 Series hand held PC hardware and runs on Microsoft's Windows CE operating system. The Company also provides a number of Internet-based patient compliance and physician education services such as its eDetailing(TM) products from its Physicians Interactive unit, as well as e-commerce applications. Through its acquisition of MasterChart, Allscripts markets the Practical Portable, the premier, hand-held digital dictation solution for physicians. Allscripts also allows physicians to prescribe a Webpage with patient care plans through its Medifor unit. Strategic partners include IMS Health (NYSE: RX), the world's leading supplier of information solutions to the pharmaceutical and healthcare industries, and PlanetRx.com, (NASDAQ: PLRX), a leading Internet healthcare destination for commerce, content and community. Allscripts is headquartered in Libertyville, IL, and provides services to over 10,000 physicians at 3,000 sites across the U.S. Visit Allscripts on the Web at http://www.allscripts.com. Allscripts, TouchScript, TouchScript.Net, Personal Prescriber and 3Touch are trademarks of Allscripts, Inc.

About IDX

Founded in 1969, IDX Systems Corporation provides complete healthcare information solutions for physician group practices, management service organizations, academic medical centers, and integrated delivery networks
(IDNs). To connect systems and sites across the enterprise, IDX offers a comprehensive set of products and services designed to align physicians and hospitals, streamline patient flow, enhance quality, and reduce costs. IDX products are used by, or are under contract to be used by, more than 125,000 physicians and are installed at over 2,065 client sites. This includes more than 265 large physician group practices with more than 75 physicians, more than 510 physician practices with 75 or fewer physicians, and more than 280 IDNs representing over 370 hospitals. EDiX Corporation, an IDX subsidiary, offers Internet-based medical transcription and clinical documentation services to over 130 physician group and hospital customers.

This announcement contains forward-looking statements about Allscripts, Inc. that involve risks and uncertainties. These forward-looking statements are developed by combining currently available information with Allscripts' beliefs and assumptions. These statements often contain words like will, believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by Section 21E of the Securities Exchange Act of 1934. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts' actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see its Registration Statement on Form S-1 (No. 333-95521), as amended March 7, 2000.

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This  press  release  contains  forward-looking  statements  about  IDX  Systems
Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are possible deferral, delay or cancellation by customers of computer system purchase decisions, possible delay or denial of regulatory and stockholder approval for the transactions with Allscripts, Inc., possible adverse change in the business or stock price of Allscripts, Inc., the inability of IDX to realize benefits from its proposed alliance with Allscripts, Inc., possible delay of systems installations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare and Internet industries, changes in product pricing policies, general economic conditions and regulatory developments in the healthcare industry, and factors detailed from time to time in the IDX's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.